CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Galaxy Enterprises, Inc.

We consent to the inclusion in the Form S-1 Registration Statement under the Securities Act of 1933 of Galaxy Enterprises, Inc. of our report dated March 12th, 2024, of the balance sheet and the related statements of comprehensive loss, stockholders’ equity, and cash flows for the years ended July 31, 2023.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

June 2, 2025